UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, Robert B. Larson was appointed Vice President and Chief Accounting Officer.  Mr. Larson, age 38, has been serving as Divisional Vice President and Corporate Controller of the Company since October 2008.  From March 2007 to October 2008 Mr. Larson served as Divisional Vice President of Financial Reporting and Accounting.  From September 2006 to March 2007 Mr. Larson served as the Director of Financial Reporting.   Prior to joining the Company, Mr. Larson was with PricewaterhouseCoopers LLP from March 1996 to September 2006, most recently serving as a Senior Manager in PricewaterhouseCoopers National Professional Practice Group from November 2004 to September 2006. Mr. Larson is a Certified Public Accountant in Idaho. In connection with his promotion, Mr. Larson’s annual salary was increased to $260,000. Additionally, Mr. Larson will be granted on January 2, 2010 an option to purchase 5,000 shares of the Company’s common stock. One fourth of the shares will vest annually on the first, second, third and fourth anniversaries of the grant date. Unless earlier terminated by its terms, the option will expire at the close of business on the 7th anniversary of the grant date.

The Company periodically assesses which of its officers meet the definition of “executive officer” as defined under the Securities Exchange Act of 1934.  Based on this reassessment,  as of December 18, 2009, the Company has determined that two officers previously identified as named executive officers in the Company’s 2009 Proxy Statement, Dan Moen, Senior Vice President, Marketing and Chief Information Officer, and Gerard El Chaar, Senior Vice President of Operations, are not “executive officers” as that term is defined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2009

Coldwater Creek Inc.

	By:	/s/ Dennis C. Pence
Dennis C. Pence
Chairman of the Board of Directors, President and Chief Executive Officer